Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WEBTOON Entertainment Inc.

Los Angeles, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2024, except for the effects of the revision discussed in Note 1 to the consolidated financial statements, as to which the date is May 10, 2024, relating to the financial statement of WEBTOON Entertainment Inc. (the “Company”), which appears in the Company’s Registration Statement on Form S-1 (File No. 333-279863), as amended, and related prospectus.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

June 26, 2024